Exhibit 10.3

AMENDMENT NO. 1 TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to Senior Secured Convertible Promissory Note (this “Amendment”), dated July 31, 2025, amends the senior secured convertible promissory notes (the “Notes”) issued by Mobivity Holdings Corp., a Nevada corporation (the “Company”), pursuant to the Convertible Promissory Note Purchase Agreement (as may be amended from time to time, the “Agreement”), dated as of ___, 2025, by and among the Company and the investors listed on Schedule I thereto (each an “Investor”).

Recitals

A.          Section 10 of the Notes provides that any term of such Note may be amended, terminated or waived only with the written consent of the Company and the Majority Investors, and that any amendment or waiver effected in accordance with such section shall be binding upon each of the Notes and each of the Investors and each transferee of the Notes and the Company.

B.          The undersigned Investors are the holders of ___% of the outstanding principal amount of the Notes as of the date of this Amendment.

C.          Capitalized terms used but not defined in this Amendment having the meanings given to those terms in the Notes.

Agreement

NOW, THEREFORE, in consideration of the foregoing, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1.	Section 2 of each Note is hereby amended and restated as follows:

“2.          Payment Terms; Maturity. Simple interest on the unpaid principal balance of this Note will accrue at the rate of 15.0% per annum. Accrual of interest will commence on the date of this Note, will continue until this Note is fully paid or converted pursuant to Section 5, and, prior to any Corporate Transaction, will be payable quarterly in Common Stock based on the VWAP as of the last day of the applicable quarter, provided, however, that the Company has amended its Articles of Incorporation in accordance with Section 4.03 of the Agreement. If the Articles of Incorporation have not been amended, pursuant to Section 4.03 of the Agreement, at any time when the quarterly interest payments are due, no Common Stock shall be payable and all interest shall accrue until the next quarterly period. The interest rate will be computed on the basis of the actual number of days elapsed in a 365-day year. If not sooner converted as provided below, the entire unpaid principal balance, together with all accrued but unpaid interest, will be due and payable in cash on December 30, 2027 (the “Maturity Date”). The Maturity Date of this Note and all of the other Notes may be extended by the holders of a majority of the then-outstanding principal amount of the Notes (the “Majority Investors”). All payments of interest and principal will be made in lawful money of the United States of America and will be made pro rata among all investors under the Agreement, without any deduction by way of set-off, counterclaim, or otherwise. All payments will be applied first to interest and thereafter to principal. All payments will be made to the Investor at its address set forth in the Agreement or at such other address as is provided in writing to the Company.”

2.          Section 4 of each Note is hereby amended and restated as follows:

“4.          Repayment. All amounts due under this Note may be repaid or prepaid by the Company in whole or in part at any time without penalty or premium, at the option of the Company. However, the Company will give the Investor five days’ prior written notice of any such payment and, at the time of payment, the Company will pay all accrued but unpaid interest on the portion of the principal balance repaid. In the event that the Company gives Investor notice of prepayment under this Section, Investor shall have the option to exercise its conversion rights under Section 5 upon receipt of such prepayment notification.”

3.          Section 5 of each Note is hereby amended and restated as follows:

“5. Conversion.

(a)          No Conversion. Until the Articles of Incorporation of the Company have been amended pursuant to Section 4.03 of the Agreement, the Investors will not convert the Notes.

(b)          Optional Conversion. Subject to Section 5(a) hereof, at any time after six months from the date but prior to the closing of a Corporate Transaction (subject to the limitations in Section 5(d)), all or part of the outstanding principal and/or accrued but unpaid interest under this Note may, upon the written election of the Investor, be converted into shares of the Company’s Common Stock at the Conversion Price. The written election of the Investor must specify the amount of outstanding and/or accrued but unpaid interest to be converted and the intended date of such conversion.

(c)          Mandatory Conversion. In the event that the Company issues and sells shares of its equity securities to investors in a Qualified Financing prior to the Maturity Date, then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Investor into Common Stock at the Conversion Price.

(d)          Corporate Transaction Conversion. The Company shall notify the Investor at least 10 days prior to the closing of a Corporate Transaction involving the Company. Within five days of receipt of such notice, the Investor shall elect either (i) a cash payment equal to the outstanding principal and accrued but unpaid interest under this Note or (ii) convert the Note into shares of a newly created preferred stock of the Company, upon terms mutually agreed between the Company and Investor, including that the preferred stock would have full ratchet anti-dilution protection against the first subsequent capital raise of at least $5,000,000, at the Conversion Price.

(e)          No Fractional Shares. The number of shares and/or units of Company securities issuable pursuant to this Section 5 will be rounded down to the nearest whole share.

(f)          Definitions. For purposes of this Note, the following terms shall have the meanings ascribed to them below:

“Common Stock” means the Company’s common stock, $0.001 par value.

“Conversion Price” shall be equal to 90% of the Volume Weighted Average Price (VWAP) of the Company’s publicly traded common stock on the date of conversion, if the Company is publicly listed. If the Company is not publicly traded, the Conversion Price shall be 90% of the VWAP on announcement date of the Corporate Transaction.

“Corporate Transaction” means: (1) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company’s assets; (2) the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); (3) the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company's capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity) or (4) the Company ceases to be a reporting company under the Exchange Act. For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of equity securities in a bona fide financing transaction will not be deemed a “Corporate Transaction.”

“VWAP” means, with respect to any date, the volume-weighted average price of the Common Stock quoted on the OTCQB ® Venture Market operated by OTC Markets Group Inc. over the ninety (90) Trading Days immediately preceding such date.

“Qualified Financing” means the first transaction or series of related transactions in which the Company, on or before the maturity of the Convertible Notes, (i) sells any of its equity securities, (ii) receives a cash infusion related to the negotiation of, or entering into, a strategic partnership, and (iv) receives gross proceeds to the Company of at least $5,000,000 (excluding the amount attributable to the conversion of the Convertible Notes).”

4.          Except as expressly provided in this Amendment, this Amendment is not a waiver by the Company or any Investor of any right under any Note or under the Agreement and does not establish any course of dealing. Except to the extent expressly amended by this Amendment, all of the terms and conditions of the Notes and the Agreement in effect immediately prior to the effectiveness of this Amendment continue in full force and effect. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and each Investor. This Amendment shall be governed in all respects by the internal laws of the State of Arizona, without regard to principles of conflicts of law. This Amendment may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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The parties have executed this Amendment No. 1 to Senior Secured Convertible Promissory Note, effective as of the date first written above.

COMPANY:
MOBIVITY HOLDINGS CORP.

By:
	Name:	Skye Fossey-Tomaske
	Title:	Interim Chief Financial Officer

INVESTORS:
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By:
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